Exhibit 99.1

Contact:
Haris Tajyar
Investor Relations International
818-382-9702

Press Release

INSMED INCORPORATED REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER ENDED MARCH 31, 2007

Richmond, VA – May 10, 2007 – Insmed Inc., (NasdaqGM: INSM), a biopharmaceutical company focused on the development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs, today announced results for the three month period ended March 31, 2007.

Total revenues for the three months ended March 31, 2007 were $1.7 million, which consisted of $0.7 million in cost recovery from our Expanded Access Program, $0.5 million in initial license income from our agreement with NAPO Pharmaceuticals, Inc., $0.4 million from commercial sales of IPLEX™, and $35,000 in royalties. Revenues for the corresponding period in 2006 were $54,000, all of which were royalties. The net loss for the first quarter of 2007 was $10.3 million or $0.10 per share, compared to a net loss of $13.4 million or $0.17 per share for the first quarter of 2006.

Total expenses for the first quarter of 2007 were $12.1 million, compared to $11.0 million for the corresponding quarter of 2006. The increase in expenses in the first quarter of 2007 as compared to the corresponding period in 2006 was due primarily to severance costs associated with our business restructuring, which were partially offset by reduced litigation expenses. The litigation expenses were recorded in research and development during the first quarter of 2006 and are currently recorded in selling, general and administrative expenses as we had moved from research and development to commercial operations through the first quarter of 2007.

Interest expense for the first quarter of 2007 was $0.2 million as compared to $2.8 million in the first quarter of 2006. The decrease in interest expense resulted from lower amortization of the debt discount associated with the March 2005 financing, as an acceleration of the discount took place in the first quarter of 2006 due to a conversion of notes into shares of our common stock.

As of March 31, 2007, we had total cash and cash equivalents of $12.0 million as compared to $24.1 million as of December 31, 2006.

On March 5, 2007, we reached a settlement agreement with Tercica Inc. and Genentech Inc. Pursuant to this settlement agreement, we ceased sales and marketing of IPLEX™ in the United States and agreed to withdraw our European Marketing Authorization Application for IPLEX™. Further, as a result of this settlement agreement, we restructured our business to eliminate our commercial department and downsize our manufacturing facility.

On May 4, 2007 we sold 20,255,367 shares of our common stock and warrants to purchase up to 2,025,536 shares of our common stock. The price to the investors was $0.90 per unit, which was comprised of one share of our common stock and a warrant to purchase 0.1 shares of our common stock. The units were not issued or certificated and the shares of common stock and warrants were immediately separable and issued separately. The warrants may be exercised between November 3, 2007 and May 3, 2012 and have an exercise price of $1.10 per share. The offering was made pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-131535) previously filed with the Securities and Exchange Commission. Net proceeds from the offering are expected to be approximately $16.9 million.

Conference Call

We will host a conference call on Thursday, May 10, 2007 at 11:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2007, and provide a business update.

Individuals interested in listening to the live conference call may do so by dialling 866-558-6338 toll free within the United States and Canada, or 213-785-2437 for international callers.

A telephonic replay of the call will be available approximately two hours after the call for two weeks at 866-245-6755 from the United States or 416-915-1035 for international callers. The passcode is 270068.

Individuals interested in listening to the conference call via the internet may do so by visiting our website at www.insmed.com. A replay of the call will be available on our website for 90 days.

About Insmed Incorporated

Insmed is a biopharmaceutical company focused on the development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical trial design, our regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of our studies differently than we have, competing products may be more successful than ours, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, and other risks and challenges detailed in the our filings with the United States Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

INSMED INCORPORATED

Consolidated Balance Sheets

(in thousands, except share and per share data)

	(unaudited) March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$12,036	$24,112
Restricted cash	493	407
Accounts receivable, net	111	241
Inventories	—	576
Other current assets	35	87

Total current assets	12,675	25,423
Long-term assets:
Restricted cash —long term	2,325	2,708
Investments	500	—
Deferred financing costs, net	201	209
Property and equipment, net	7	8

Total long-term assets	3,033	2,925

Total assets	$15,708	$28,348

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,251	$7,187
Accrued project costs & other	568	1,115
Payroll liabilities	2,114	1,302
Interest payable	23	23
Deferred rent	54	54

Total current liabilities	7,010	9,681
Long-term liabilities:
Convertible debt	5,125	5,125
Debt discount	(1,891)	(1,964)

Net convertible debt	3,234	3,161
Asset retirement obligation	1,773	1,626

Total liabilities	12,017	14,468

Stockholders’ equity:
Common stock; $.01 par value; authorized shares 500,000,000; issued and outstanding shares, 101,327,502 in 2007 and 101,328,118 in 2006	1,013	1,013
Additional paid-in capital	323,728	323,664
Accumulated deficit	(321,050)	(310,797)

Net stockholders’ equity	3,691	13,880

Total liabilities and stockholders’ equity	$15,708	$28,348

INSMED INCORPORATED

Consolidated Statements of Operations

(in thousands, except per share data—unaudited)

	Three Months Ended March 31
	2007	2006
Sales, net	$423	$—
Royalties	35	54
License income	500	—
Other expanded access program income	702	—

Total revenues	1,660	54

Operating expenses:
Cost of goods sold	576	—
Research and development	6,105	7,174
Selling, general and administrative	5,382	3,800

Total expenses	12,063	10,974

Operating loss	(10,403)	(10,920)
Interest income	301	312
Interest expense	(151)	(2,819)

Net loss	$(10,253)	$(13,427)

Basic and diluted net loss per share	$(0.10)	$(0.17)

Shares used in computing basic and diluted net loss per share	101,328	79,987

INSMED INCORPORATED

Consolidated Statements of Cash Flows

(in thousands—unaudited)

	Three Months Ended March 31,
	2007	2006
Operating activities
Net loss	$(10,253)	$(13,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	82	2,726
Stock based compensation expense	56	270
Stock options issued for services	8	20
Changes in operating assets and liabilities:
Accounts receivable	130	—
Inventory	576	—
Other assets	52	50
Accounts payable	(2,936)	1,275
Accrued project costs	(547)	(1,986)
Payroll liabilities	812	(648)
Deferred rent	—	(82)
Asset retirement obligation	147	148
Interest payable	—	(24)

Net cash used in operating activities	(11,873)	(11,678)

Investing activities
Purchases of investments	(500)	—

Net cash used by investing activities	(500)	—

Financing activities
Proceeds from issuance of common stock
Public offering—issuance of 23 million shares	—	43,240
Issuance costs	—	(316)
Warrants converted into shares	—	8,810
Other	—	28

Total proceeds from issuance of common stock	—	51,762
Costs incurred in conjunction with issuance of debt	—	—
Cash restricted to restricted letters of credit	297	288

Net cash provided by financing activities	297	52,050

Increase (Decrease) in cash and cash equivalents	(12,076)	40,372
Cash and cash equivalents at beginning of period	24,112	18,835

Cash and cash equivalents at end of period	$12,036	$59,207

Supplemental information
Cash paid for interest	$71	$83